EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                  REGARDING INDEPENDENT AUDITORS' REVIEW REPORT
                  ---------------------------------------------



The Board of Directors
LaserSight Incorporated:

With respect to the registration statements on Form S-8 (nos. 33-96390, 33-52170, 333-16817, 333-16823, 333-62587, 333-62591, 333-84073 and 333-84075)
and on Form S-3 (nos. 333-2198, 333-25237, 333-36655, 333-36837, 333-59369,
333-68495 and 333-77825) of LaserSight Incorporated, we acknowledge our awareness of the use therein of our report dated October 22, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                   /s/KPMG LLP

St. Louis, Missouri
November 15, 1999